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                                                                   Exhibit 10.9

                  AMENDMENT NO. 1 DATED AS OF MARCH 13, 1998 TO

                          AGREEMENT AND PLAN OF MERGER

         WHEREAS, Hadco Corporation, a Massachusetts corporation ("Parent"), Hadco Acquisition Corp. II, a Delaware corporation and a direct wholly-owned subsidiary of Parent ("Sub"), and Continental Circuits Corp., a Delaware corporation (the "Company") have entered into an Agreement and Plan of Merger, dated as of February 16, 1998 (the "Agreement");

         WHEREAS, the parties to the Agreement desire to amend and supplement the agreement in certain respects as set forth herein;

         NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

         SECTION 1. DEFINITIONS. Capitalized terms used herein and not defined shall have the respective meanings set forth in the Agreement.

         SECTION 2. AMENDMENT. Exhibit A of the Agreement shall be amended to read in its entirety as follows:

                                                                       Exhibit A

         The capitalized terms used in this Exhibit A shall have the respective meanings given to such terms in the Agreement and Plan of Merger, dated as of February 16, 1998, among Hadco Corporation, Hadco Acquisition Corp. II and Continental Circuits Corp. (the "Merger Agreement") to which this Exhibit A is attached.

                             CONDITIONS TO THE OFFER

         Notwithstanding any other provision of the Offer, Sub shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to Sub's obligation to pay for or return tendered Shares promptly after expiration or termination of the Offer), to pay for any Shares tendered, and may postpone the acceptance for payment or, subject to the restriction referred to above, payment for any Shares tendered, and may amend (subject to Section 1.1(b) of the Merger Agreement) or terminate the Offer (whether or not any Shares have theretofore been purchased or paid for) if, (i) there has not been validly tendered and not withdrawn prior to the time the Offer shall otherwise expire a number of Shares which constitutes at least 90% of the Shares outstanding on a fully-diluted basis on the date of purchase ("on a fully-diluted basis" having the following meaning, as of any date: the number of Shares outstanding, together with Shares the Company may be then required to issue pursuant to obligations outstanding at that date under stock option, stock purchase or other benefit plans or otherwise); (ii) all material regulatory and related approvals have not been obtained prior to the


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expiration of the Offer or made on terms reasonably satisfactory to Sub; (iii)
any applicable waiting periods under the HSR Act shall not have expired or been terminated prior to the expiration of the Offer; or (iv) at any time on or after the date of the Merger Agreement and before the expiration of the Offer, such Shares any of the following events shall occur:

         (A) There shall have been threatened, instituted or pending any action, proceeding, application or counterclaim by or before any court or governmental, regulatory or administrative agency, authority or tribunal, domestic, foreign or supranational (other than actions, proceedings, applications or counterclaims filed or initiated by Sub), which (i) seeks to challenge the acquisition by Sub of the Shares, restrain, prohibit or delay the making or consummation of the Offer or the Merger or any other merger or business combination involving Sub or any of its affiliates and the Company or any of its subsidiaries, prohibit the performance of any of the contracts or other agreements entered into by Sub or any of its affiliates in connection with the acquisition of the Company or the Shares, or obtain any material damages in connection with any of the foregoing,
(ii) seeks to make the purchase of or payment for, some or all of the Shares pursuant to the Offer, the Merger or otherwise, illegal, (iii) seeks to impose limitations on the ability of Sub or the Company or any of their respective affiliates or subsidiaries effectively to acquire or hold, or requiring Sub, the Company or any of their respective affiliates or subsidiaries to dispose of or hold separate, any portion of the assets or the business of Sub or its affiliates or the Company or its subsidiaries, or impose limitations on the ability of Sub, the Company or any of their respective affiliates or subsidiaries to continue to conduct, own or operate all or any portion of their businesses and assets as heretofore conducted, owned or operated, (iv) seeks to impose or may result in material limitations on the ability of Sub or any of its affiliates to exercise full rights of ownership of the Shares purchased by them, including, without limitation, the right to vote the Shares purchased by them on all matters properly presented to the stockholders of the Company, or the right to vote any shares of capital stock of any subsidiary directly or indirectly owned by the Company, (v) is reasonably likely to result in a material diminution in the benefits expected to be derived by Sub as a result of the transactions contemplated by the Offer, including the Merger, (vi) seeks to impose voting, procedural, price or other requirements in addition to those under Delaware Law and federal securities laws (each as in effect on the date of the Offer to Purchase) or any material condition to the Offer in any such case which is unacceptable (in its reasonable judgment) to Sub or (vii) challenges or adversely and materially affects the financing of the Offer;

         (B) There shall have been formally proposed, sought, promulgated, enacted, entered or made applicable to the Offer or the Merger or enforced by any domestic, foreign or supranational government or any governmental, administrative or regulatory authority or agency or by any court or tribunal, domestic, foreign or supranational, any statute, rule, regulation, judgment, decree, order or injunction that might result in any of the consequences referred to in clauses (i) through (vii) of paragraph (A) above;

         (C) There shall have occurred any of the following which, in the good faith judgment of the Parent and Sub, make it inadvisable to proceed with the Offer and acceptance for payment of, and payment for, the Shares (1) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United States, (2) the declaration of a banking moratorium or any suspension of payments in respect of banks in


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the United States, (3) the commencement of a war, armed hostilities or other international or national calamity, directly or indirectly involving the United States, (4) any limitations (whether or not mandatory) imposed by any governmental authority on, or any event which might have material adverse significance with respect to, the nature or extension of credit or further extension of credit by banks or other lending institutions, (5) any significant adverse change in the equity or debt markets in the United States which shall be continuing as of the expiration of the Offer, or (6) in the case of any of the foregoing, a material acceleration or worsening thereof;

         (D) The representations and warranties of the Company contained in the Merger Agreement (without giving effect to any "Material Adverse Effect", "materiality" or similar qualifications contained therein) shall not be true and correct in all material respects (for purpose of this clause, a failure of the representations and warranties to be true and correct in all material respects shall mean a failure or series of failures the result of which impairs the value of the Company or could reasonably be expected to impair the value of the Company by more than $3,000,000 as of the date of the consummation of the Offer as though made on and as of such date except (1) for changes specifically permitted by the Merger Agreement and (2) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date;

         (E) The obligations of the Company contained in the Merger Agreement (without giving effect to any "Material Adverse Effect", "materiality" or similar qualifications contained therein) shall not have been performed or complied with in all material respects by the Company;

         (F) The Merger Agreement shall have been terminated in accordance with its terms;

         (G) Prior to the purchase of Shares pursuant to the Offer, an Acquisition Proposal for the Company exists and the Board shall have withdrawn or materially modified or changed (including by amendment of the Schedule 14D-9) in a manner adverse to Sub its recommendation of the Offer, the Merger Agreement or the Merger;

         (H) Any person or group (other than Parent and Sub) shall have entered into a definitive agreement or agreement in principle with the Company with respect to a merger, consolidation or other business combination with the Company; or

         (I) The Company shall have suffered a material adverse change in its business, operations, assets or condition (financial or otherwise).

         The foregoing conditions are for the sole benefit of Sub and its affiliates and may be asserted by Sub regardless of the circumstances (other than any action or inaction by Parent, Sub or any of their affiliates) giving rise to any such condition or may be waived by Sub, in whole or in part, from time to time in its sole discretion, except as otherwise provided in the Agreement. The failure by Sub at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right and may be asserted at any time and from time to time. Any reasonable determination by Sub concerning any of the events described herein shall be final and binding.


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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                    HADCO CORPORATION

                                    By:      /s/ Timothy P. Losik
                                           -------------------------------------
                                    Name:    Timothy P. Losik
                                           -------------------------------------
                                    Title:   Senior Vice President
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                                    HADCO ACQUISITION CORP. II

                                    By:    /s/ Timothy P. Losik
                                           -------------------------------------
                                    Name:  Timothy P. Losik
                                           -------------------------------------
                                    Title: Vice President, Treasurer & Secretary
                                           -------------------------------------

                                    CONTINENTAL CIRCUITS CORP.

                                    By:    /s/ Frederick G. McNamee III
                                           -------------------------------------
                                    Name:  Frederick G. McNamee III
                                           -------------------------------------
                                    Title: President and Chief Executive Officer
                                           -------------------------------------


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